UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 16, 2025

Beneficient

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41715	72-1573705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 North St. Paul Street, Suite 4850

Dallas, Texas 75201

(Address of Principal Executive Offices, and Zip Code)

(214) 445-4700

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A common stock, par value $0.001 per share	BENF	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, par value $0.001 per share, and one share of Series A convertible preferred stock, par value $0.001 per share	BENFW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on January 17, 2025, Beneficient (the “Company”) received a letter (the “January 2025 Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”) because the bid price for the Company’s Class A common stock had closed below the $1.00 per share minimum threshold required for continued listing on The Nasdaq Capital Market for the previous 30 consecutive business days. The January 2025 Notice provided the Company a 180-calendar day period to regain compliance with the Bid Price Requirement, through July 14, 2025.

On July 16, 2025, the Company was notified by Nasdaq (the “Determination Letter”) that, based upon the Company’s continued non-compliance with the Bid Price Requirement as of July 14, 2025, the Company’s securities were subject to delisting from Nasdaq unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”), which the Company plans to do.

Additionally, the Company has not yet filed its Annual Report on Form 10-K for the fiscal year ending March 31, 2025 with the Securities and Exchange Commission and, as such, the Determination Letter also notified the Company that its non-compliance with the periodic reporting requirement set forth in Nasdaq Listing Rule 5250(c)(1) (the “Filing Requirement”) could serve as a separate and additional basis for delisting.

In addition to the Company’s request for a hearing before the Panel and in accordance with Nasdaq Listing Rule 5815(a)(1), the Company also plans to timely submit a request for a further extension of the automatic stay otherwise afforded Nasdaq-listed issuers that satisfy the Filing Requirement to ensure the continued trading of the Company’s securities on Nasdaq at least pending the ultimate outcome of the hearing process and the expiration of any extension period that may be granted to the Company following the hearing. However, there can be no assurance that the Panel will grant the Company’s request for continued listing or, in the event an extension is granted, that the Company will be able to timely satisfy the terms of the Panel’s decision to ensure it will remain listed on Nasdaq.

Item 7.01 Regulation FD Disclosure.

On July 18, 2025, the Company issued a press release announcing receipt of the Determination Letter.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth in such filing.

Forward-Looking Statements

Some of the statements contained in this Current Report on Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements reflect our views with respect to future events as of the date of this document and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including but not limited to: our plans to request a hearing before the Panel, the outcome of any hearing we might request, our ability to cure any deficiencies in compliance with the Nasdaq Listing Rules, risks related to the substantial costs and diversion of management’s attention and resources due to these matters and the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document and in our SEC filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

Item 9.01 Exhibits and Financial Statements.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Beneficient, dated July 18, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFICIENT

By:	/s/ Gregory W. Ezell
Name:	Gregory W. Ezell
Title:	Chief Financial Officer
Dated:	July 18, 2025